Exhibit 10.3

SECOND AMENDED AND RESTATED

STOCK OPTION PLAN

OF

ZEKELMAN INDUSTRIES, INC. fka

JMC STEEL GROUP, INC.

JMC Steel Group, Inc., a Delaware corporation formerly known as DBO Holdings, Inc. (“Holdings”), hereby adopts this Second Amended and Restated Stock Option Plan of JMC Steel Group, Inc. (the “Plan”). The purposes of this Plan are as follows:

(1)    To further the growth, development and financial success of Holdings and its Subsidiaries (as defined herein), by providing additional incentives to employees, consultants and directors of Holdings and its Subsidiaries who have been or will be given responsibility for the management or administration of Holdings’ or one of its Subsidiaries’ business affairs, by assisting them to become owners of Common Stock (as defined herein), thereby benefiting directly from the growth, development and financial success of Holdings and its Subsidiaries.

(2)    To enable Holdings and its Subsidiaries to obtain and retain the services of the type of professional, technical and managerial employees, consultants and directors considered essential to the long-range success of Holdings and its Subsidiaries by providing and offering them an opportunity to become owners of Common Stock under Options (as defined herein), including, in the case of employees, Options that are intended to qualify as “incentive stock options” under Section 422 of the Code (as defined herein).

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.

Section 1.1    “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act.

Section 1.2    “Aggregate Unvested Dividend Equivalent Amount” shall have the meaning set forth in Section 7.1(b).

Section 1.3    “Board” shall mean the Board of Directors of Holdings.

Section 1.4    “Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.5    “Committee” shall mean the Committee appointed as provided in Section 6.1 hereof.

Section 1.6    “Common Stock” shall mean the non-voting common stock, par value $0.01 per share, of Holdings.

Section 1.7    “Consultant” shall mean any Person who is a consultant or adviser if: (i) the consultant or adviser renders bona fide services to Holdings or any of its Subsidiaries; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for Holdings’ or any of its Subsidiaries’ securities; and (iii) the consultant or adviser is a natural person who has contracted directly with Holdings or any of its Subsidiaries to render such services.

Section 1.8    “Corporate Event” shall mean, as determined by the Committee in its sole discretion, any transaction or event described in Section 8.1(b) or any unusual or nonrecurring transaction or event affecting Holdings or any of its Subsidiaries or the financial statements of Holdings or any of its Subsidiaries, or changes in applicable laws, regulations, or accounting principles.

Section 1.9    “Director” shall mean a member of the Board.

Section 1.10    “Eligible Optionee” shall have the meaning set forth in Section 7.1(b).

Section 1.11    “Eligible Representative” for an Optionee shall mean such Optionee’s personal representative or such other person as is empowered under the deceased Optionee’s will or the then applicable laws of descent and distribution to represent the Optionee hereunder.

Section 1.12    “Employee” shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of Holdings or one of its Subsidiaries, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

Section 1.13    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Section 1.14    “Holdings” shall mean JMC Steel Group, Inc., a Delaware corporation.

Section 1.15    “Incentive Stock Option” shall mean an Option which qualifies under Section 422 of the Code and is designated as an Incentive Stock Option by the Committee.

Section 1.16    “Independent Director” shall mean a member of the Board who is not an Employee of Holdings or any of its Subsidiaries.

Section 1.17    “Liquidity Event” shall mean the consummation of (a) the sale, transfer, conveyance, merger redemption or repurchase or other disposition in one or a series of related transactions of the equity securities of Holdings or its successor held by the Principal Stockholder(s) in exchange for currency such that immediately following such transaction (or transactions) the value (at original cost) of all equity securities held by all of the Principal Stockholder(s) is in the aggregate less than 50% of the equity securities (at original cost) held by the Principal Stockholder(s) as of June 22, 2011, (b) any one or series of related transactions that results in any Person and its Affiliates (other than the Principal Stockholders and/or their respective Affiliates) owning 50% or more of the combined voting power held in Holdings, or (c) the sale, transfer, conveyance or other disposition in one or a series of related transactions of substantially all of the assets of Holdings and its Subsidiaries, taken as a whole, to any Person and its Affiliates (other than the Principal Stockholder(s) and/or its Affiliates).

Section 1.18    “Non-Qualified Stock Option” shall mean an Option which is not an “incentive stock option” under Section 422 of the Code and shall include an Option which is designated as a Non-Qualified Stock Option by the Committee.

Section 1.19    “Officer” shall mean an officer of Holdings or any of its Subsidiaries, as defined in Rule 16a-l(f) under the Exchange Act, as such Rule may be amended in the future.

Section 1.20    “Option” shall mean an option granted under the Plan to purchase Common Stock. “Options” includes both Incentive Stock Options and Non-Qualified Stock Options.

Section 1.21    “Optionee” shall mean an Employee, Consultant or Independent Director to whom an Option is granted under the Plan.

Section 1.22    “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

Section 1.23    “Plan” shall mean this Amended and Restated Stock Option Plan of JMC Steel Group, Inc.

Section 1.24    “Principal Stockholder(s)” shall mean 1156676 Ontario Ltd., Barry Zekelman, Alan Zekelman or Clayton Zekelman, or any of their respective Affiliates to which (a) 1156676 Ontario Ltd., Barry Zekelman, Alan Zekelman or Clayton Zekelman or any other Person transfers Common Stock or (b) Holdings issues Common Stock.

Section 1.25    “Secretary” shall mean the Secretary of Holdings.

Section 1.26    “Securities Act” shall mean the Securities Act of 1933, as amended.

Section 1.27    “Stockholders Agreement” shall mean that certain agreement by and between the Optionee and Holdings which contains certain restrictions and limitations applicable to the shares of Common Stock acquired upon Option exercise (and to other shares of Common Stock, if any, held by the Optionee during the term of such agreement). If the Optionee is not a party to a Stockholders Agreement at the time of exercise of the Option (or any portion thereof), the exercise of the Option shall be subject to the condition that the Optionee enter a Stockholders Agreement with Holdings.

Section 1.28    “Stock Option Agreement” shall have the meaning set forth in Section 4.1.

Section 1.29    “Subsidiary” of any entity shall mean any corporation in an unbroken chain of corporations beginning with such entity if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.30    “Termination of Consultancy” shall mean the earlier of the (i) date on which written notice of termination of the consultancy is given to the Optionee by Holdings or one of its Subsidiaries, and (ii) date on which the engagement of an Optionee as a Consultant to Holdings or a Subsidiary of Holdings is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding terminations where there is simultaneous commencement of employment with Holdings or a Subsidiary of Holdings. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, Holdings and any Subsidiary of Holdings has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason, with or without cause, except to the extent expressly provided otherwise in writing.

Section 1.31    “Termination of Directorship” shall mean the time when an Optionee who is an Independent Director ceases to be a Director for any reason, including but not by way of limitation, a termination by resignation, failure to be elected or appointed, death or retirement. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Directorship.

Section 1.32    “Termination of Employment” shall mean the earlier of the (i) date on which written notice of termination of employment is given to the Optionee by Holdings or on of its Subsidiaries, and (ii) date on which the employee-employer relationship between an Optionee and Holdings or one of its Subsidiaries is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding (a) a termination where there is a simultaneous reemployment by Holdings or one of its Subsidiaries, (b) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by Holdings or one of its Subsidiaries with the former employee. The Committee shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Stock Options, unless otherwise determined by the Committee in its discretion, a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under Section 442(a)(2) of the Code. For the purposes of the Plan, no period of notice of termination of employment that is, or ought to have been, given pursuant to applicable laws shall be included for purposes of determining the date on which an Optionee’s Termination of Employment has occurred.

ARTICLE II.

SHARES SUBJECT TO PLAN

Section 2.1    Shares Subject to Plan

The shares of stock subject to Options shall be shares of Common Stock. Subject to Section 8.1, the aggregate number of such shares which may be issued under this Plan is 18,235.

Section 2.2    Unexercised Options

If any Option (or portion thereof) expires or is canceled without having been fully exercised, the number of shares subject to such Option (or portion thereof) but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Options which are adjusted pursuant to Section 8.1 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Shares of Common Stock which are delivered by the Optionee or withheld upon exercise of an Option under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1.

ARTICLE III.

GRANTING OF OPTIONS AND SALE OF STOCK

Section 3.1    Eligibility

Any Employee of Holdings or one of its Subsidiaries, any Independent Director and any Consultant shall be eligible to be granted Options, except as provided in Section 3.2.

Section 3.2    Qualification of Incentive Stock Options

No Incentive Stock Option shall be granted to any Person who is not an Employee. No Employee may be granted an Incentive Stock Option under the Plan if such Employee, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of Holdings or any then existing Subsidiary of Holdings or parent corporation (within the meaning of Section 424(e) of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

Section 3.3    Granting of Options to Employees or Consultants

(a)    The Committee shall from time to time:

(i)    Select from among the Employees or Consultants (including those to whom Options have been previously granted under the Plan) such of them as in its opinion should be granted Options;

(ii)    Determine the number of shares to be subject to such Options granted to such Employees or Consultants, and determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and

(iii)    Determine the terms and conditions of such Options, consistent with the Plan.

(b)    Upon the selection of an Employee or Consultant to be granted an Option pursuant to Section 3.3(a), the Committee shall instruct the Secretary or another authorized Officer of Holdings to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may require as a condition to the grant of an Option to an Employee or Consultant that the Employee or Consultant surrender for cancellation some or all of the unexercised Options which have been previously granted to him or her. An Option the grant of which is conditioned upon such surrender may have an Option price lower (or higher) than the Option price of the surrendered Option, may cover the same (or a lesser or greater) number of shares as the surrendered Option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, period of exercisability or any other term or condition of the surrendered Option. Any Incentive Stock Option granted under the Plan may be modified by the Committee in compliance with Section 422 and Section 409A of the Code, with the consent of the Optionee, to disqualify such Option and may impose such conditions on the grant of the Option as it deems appropriate.

Section 3.4    Granting of Options to Independent Directors

(a)    The Committee shall from time to time:

(i)    Select from among the Independent Directors (including those to whom Options have previously been granted under the Plan) such of them as in its opinion should be granted Options;

(ii)    Determine the number of shares to be subject to such Options granted to such selected Independent Directors; and

(iii)    Determine the terms and conditions of such Options, consistent with the Plan; provided, however, that all Options granted to Independent Directors shall be Non-Qualified Stock Options.

(b)    Upon the selection of an Independent Director to be granted an Option pursuant to Section 3.4(a), the Committee shall instruct the Secretary or another authorized Officer of Holdings to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may require as a condition to the grant of an Option to an Independent Director that the Independent Director surrender for cancellation some or all of the unexercised Options which have been previously granted to him or her. An Option the grant of which is conditioned upon such surrender may have an Option price lower (or higher) than the Option price of the surrendered Option, may cover the same (or a lesser or greater) number of shares as the surrendered Option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, period of exercisability or any other term or condition of the surrendered Option.

Section 3.5    Sale of Common Stock to Employees or Consultants

The Committee, acting in its sole discretion, may from time to time designate one or more Employees or Consultants to whom an offer to sell shares of Common Stock shall be made and the terms and conditions thereof, provided, however, that the price per share of Common Stock shall not be less than the fair market value (as determined in accordance with Section 4.3(b) hereof) thereof on the date any such offer is accepted. Each share of Common Stock sold to an Employee or Consultant under this Section 3.5 shall be evidenced by a written stock subscription form approved by an authorized Officer of Holdings which shall be consistent with the terms hereof. Any Common Stock sold under this Section 3.5 shall be subject to the same limitations, restrictions and administration hereunder as would apply to any Common Stock issued pursuant to the exercise of an Option under this Plan including but not limited to conditions and restrictions set forth in Sections 5.4 and 5.6 hereunder.

ARTICLE IV.

TERMS OF OPTIONS

Section 4.1    Stock Option Agreement

(a)    Each Option shall be evidenced by a written Stock Option Agreement (“Stock Option Agreement”), which shall be executed by the Optionee and an authorized Officer of Holdings and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as “incentive stock options” under Section 422 of the Code.

(b)    The Committee at any time, and from time to time, may amend the terms of any one or more existing Stock Option Agreements, provided, however, that the rights of an Optionee under a Stock Option Agreement shall not be adversely impaired without the Optionee’s written consent. Holdings shall provide an Optionee with notice of any amendment made to such Optionee’s existing Stock Option Agreement.

Section 4.2    Exercisability of Options

(a)    Each Option shall become exercisable according to the terms of the applicable Stock Option Agreement; provided, however, that by a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate, accelerate the time at which such Option or any portion thereof may be exercised.

(b)    Notwithstanding the foregoing provisions of this Section 4.2, upon the occurrence of the first Liquidity Event, any portion of the Option exercisable solely based on the passage of time and without regard to performance that has not already become exercisable pursuant to the terms of this Plan and the applicable Stock Option Agreement shall, immediately prior to the effective date of such Liquidity Event, automatically become exercisable in full.

(c)    Except as otherwise provided in the applicable Stock Option Agreement, no portion of an Option which is unexercisable at Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, shall thereafter become exercisable.

(d)    To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of Holdings or any of its Subsidiaries) exceeds $100,000, such options shall be treated and taxable as Non-Qualified Stock Options. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted, and the stock issued upon exercise of options shall designate whether such stock was acquired upon exercise of an Incentive Stock Option. For purposes of these rules, the fair market value of stock shall be determined as of the date of grant of the Option granted with respect to such stock.

Section 4.3    Option Price

(a)    The price of the shares subject to each Option shall be set by the Committee; provided, however, that the price per share shall be not less than 100% of the fair market value of such shares on the date such Option is granted; and provided, further, that in the case of an Incentive Stock Option granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of Holdings, the price per share shall not be less than 110% of the fair market value of such shares on the date such Incentive Stock Option is granted.

(b)    For purposes of the Plan, the fair market value of a share of Common Stock as of a given date shall be:

(i)    if the Common Stock is listed on one or more National Securities Exchanges (within the meaning of the Exchange Act), each share of Common Stock shall be valued at the average closing price of a share of such class of Common Stock on the principal exchange on which such shares are then trading, on the twenty trading days immediately preceding such date; or

(ii)    if the class of Common Stock is not publicly traded on a National Securities Exchange and is not quoted on NASDAQ or a successor quotation system or the Toronto Stock Exchange, the fair market value of the Common Stock shall be determined in good faith by the Committee by a reasonable application of a reasonable valuation method.

Section 4.4    Expiration of Options

No Option may be exercised to any extent by anyone after the first to occur of the following events:

(a)    The expiration of ten years from the date all of the shares covered by the Option become exercisable; or

(b)    With respect to any Incentive Stock Option, the expiration of ten years from the date such Incentive Stock Option was granted; or

(c)    With respect to an Incentive Stock Option in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Incentive Stock Option was granted, more than 10% of the total combined voting power of all classes of stock of Holdings or any subsidiary corporation, the expiration of five years from the date the Incentive Stock Option was granted.

(d)    Except as limited by the requirements of Section 422 or 409A of the Code, the Committee may extend the term of any outstanding Option in connection with any Termination of Employment, Termination of Consultancy or Termination of Directorship, or amend any other term or condition of such Option relating to such termination.

ARTICLE V.

EXERCISE OF OPTIONS

Section 5.1    Person Eligible to Exercise

During the lifetime of the Optionee, only he or she may exercise an Option (or any portion thereof granted to him or her; provided, however, that the Optionee’s Eligible Representative may exercise his or her Option during the period of the Optionee’s disability (as defined in Section 22(e)(3) of the Code) notwithstanding that an Option so exercised may not qualify as an Incentive Stock Option. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by his or her Eligible Representative.

Section 5.2    Partial Exercise

At any time and from time to time prior to the time when the Option becomes unexercisable under the Plan or the applicable Stock Option Agreement, the exercisable portion of an Option may be exercised in whole or in part; provided, however, that Holdings shall not be required to issue fractional shares and the Committee may, by the terms of the Option, require any partial exercise to exceed a specified minimum number of shares.

Section 5.3    Manner of Exercise

An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement:

(a)    Notice in writing signed by the Optionee or his or her Eligible Representative, stating that such Option or portion is exercised, and specifically stating the number of shares with respect to which the Option is being exercised;

(b)    A copy of the Stockholders Agreement signed by the Optionee or Eligible Representative, as applicable;

(c)    Full payment (in cash or by personal, certified, or bank cashier check) for the shares with respect to which such Option or portion is thereby exercised; or

(i)    With the consent of the Committee, (A) shares of Common Stock owned by the Optionee for at least a six month period duly endorsed for transfer; or (B) except with respect to Incentive Stock Options, shares of the Common Stock issuable to the Optionee upon exercise of the Option, with a fair market value (as determined under Section 4.3(b)) on the date of Option exercise equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised; or

(ii)    With the consent of the Committee, any combination of the consideration listed in this subsection (c);

(d)    The payment (in cash or by personal, certified or bank cashier or by any other means of payment approved by the Committee) of all amounts necessary to satisfy any and all federal, state and local tax withholding requirements arising in connection with the exercise of the Option;

(e)    Such representations and documents as the Committee deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars;

(f)    In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof. Exercise by Net Issuance; and

(g)    Except to the extent limited by any financing agreements to which Holdings or Subsidiaries are a party, at the election of the Optionee made upon exercise of the Option, in lieu of the Optionee being required to pay the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees in cash or cash equivalents, Holdings shall deliver to the Optionee a lesser number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the amount by which the Fair Market Value of all shares of Common Stock issuable upon the exercise of the entire Option exceeds the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees.

Section 5.4    Conditions to Issuance of Stock Certificates

The shares of stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by Holdings. A certificate of shares will be delivered to the Optionee at Holdings’ principal place of business within thirty days of receipt by Holdings of the written notice and payment, unless an earlier date is agreed upon. Notwithstanding the above, Holdings shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a)    The admission of such shares to listing on any and all stock exchanges on which such class of stock is then listed;

(b)    The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its sole discretion, deem necessary or advisable, including the delivery to the Optionee of any disclosure required under Rule 701 of the Securities Act of 1933, as amended, or any other applicable securities laws;

(c)    The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

(d)    The payment to Holdings of all amounts which either is required to withhold under federal, state or local law in connection with the exercise of the Option; and

(e)    The execution by the Optionee or Eligible Representative of the Stockholders Agreement.

Section 5.5    Rights as Stockholders

The holder of an Option shall not be, nor have any of the rights or privileges of, a stockholder of Holdings in respect of any shares purchasable upon the exercise of any part of an Option unless and until such holder has signed a Stockholders Agreement. Notwithstanding anything in this Agreement to the contrary, an Optionee does not need a certificate or certificates representing the shares to be issued to be entitled to the economic benefits of all other shareholders including those set forth herein.

Section 5.6    Transfer Restrictions

Shares acquired upon exercise of an Option shall be subject to the terms and conditions of a Stockholders Agreement. In addition, the Committee, in its sole discretion, may impose further restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give Holdings prompt notice of any disposition of shares of stock, acquired by exercise of an Incentive Stock Option, within two years from the date of granting such Option or one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Incentive Stock Option refer to such requirement.

ARTICLE VI.

ADMINISTRATION

Section 6.1    Committee

The Committee shall be the Compensation Committee of the Board.

Section 6.2    Delegation by Committee

Except as otherwise set forth herein with respect to Options granted to Independent Directors, all rights, powers and duties of the Committee under the Plan shall be exercised by the Committee.

Section 6.3    Duties and Powers of the Committee

(a)    The Committee shall be responsible for the administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules in regard to Incentive Stock Options shall be consistent with the terms and conditions applicable to “incentive stock options” within the meaning of Section 422 of the Code. All determinations and decisions made by the Committee under any provision of the Plan or of any Option granted thereunder shall be final, conclusive and binding on all persons; provided, however, that the rights of an Optionee under this Plan and the Options shall not be adversely impaired without the Optionee’s written consent.

Section 6.4    Compensation, Professional Assistance, Good Faith Actions

The members of the Committee may receive such compensation for their services hereunder as may be determined by the Board. All expenses and liabilities incurred by the members of the Committee in connection with the administration of the Plan shall be borne by Holdings. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, Holdings and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee, in good faith shall be final and binding upon all Optionees, Holdings, its Subsidiaries and all other interested persons except that the rights of an Optionee under this Plan and the Options shall not be adversely impaired without the Optionee’s written consent. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by Holdings in respect to any such action, determination or interpretation.

ARTICLE VII.

PAYMENT OF DIVIDEND EQUIVALENT

Section 7.1    Dividend Equivalents

In the event that Holdings declares a dividend on common stock of Holdings, Optionees shall be eligible to receive a cash dividend equivalent payment as follows:

(a)    Vested Options. Optionees who hold vested Options at the time any such dividend is declared shall be eligible to receive a cash dividend equivalent payment equal to the amount that such Optionee would otherwise have been entitled to receive had his or her vested Option been fully exercised immediately prior to such declaration. The cash dividend equivalent payment shall be paid to the Optionee eligible for such payments under this Section 7.1(a) no later than the later of (i) December 31 of the year in which the dividend is declared and (ii) two and one-half months following end of the calendar month in which the dividend is declared by Holdings in accordance with this Section 7.1(a).

(b)    Unvested Options. Optionees who hold unvested Options at the time such dividend is declared (each, an “Eligible Optionee”) shall be eligible to receive a cash dividend equivalent payment in accordance with the terms of this Section 7.1(b). An aggregate amount equal to the amount that all Eligible Optionees would otherwise have been entitled to receive with respect to their unvested Options had their unvested Options been fully vested and exercised immediately prior to such declaration (the “Aggregate Unvested Dividend Equivalent Amount”) shall be set aside and retained by Holdings in an escrow account segregated from all other funds of Holdings for payment to the Eligible Optionees pursuant to this Section 7.1(b). Within 30 days after the end of each fiscal year of Holdings and its Subsidiaries or immediately upon the consummation of a “Change of Control” as defined in Section 409A of the Code, Holdings shall pay to each Eligible Optionee an amount equal to the Current Payable Amount (as defined below) multiplied by such Optionee’s Payment Proportion (as defined below). Any portion of the Aggregate Unvested Dividend Equivalent Amount not paid shall remain set aside and retained for future payment in accordance with this Section 7.1(b). For purposes of this Section 7.1(b):

“Current Payable Amount” shall mean an amount equal to the product of the Aggregate Unvested Dividend Equivalent Amount, multiplied by a fraction the numerator of which is the number of option shares that vested during the fiscal year then ended or the fiscal year in which such Change of Control occurs, as the case may be, and the denominator of which is the number of unvested option shares at the beginning of the fiscal year then ended or the fiscal year in which such Change of Control occurs, as the case may be; and

“Optionee’s Payment Proportion” shall mean a fraction, the numerator of which is the number of shares of such Optionee’s Option that vested during the fiscal year then ended or the fiscal year in which such Change of Control occurs, as the case may be, and the denominator of which is the aggregate number of shares subject to all Options issued under the Plan that vested during the fiscal year then ended or the fiscal year in which such Change of Control occurs, as the case may be.

The following example is included to avoid any confusion regarding the interpretation of this Section 7.1(b):

“For example, if a dividend of $10 per share is declared during the fourth year of this Option Plan and at the time of the declaration of that dividend there are only two Optionees each with 50% of his options vested (50 shares out of a total of 100 shares each for our example) each Optionee would be entitled to receive (at the time specified in Section 7.1(a)) a payment of $500 representing the $10 per share for the 50 options shares that have vested. In addition, $1000 (representing $10 per share for the 100 unvested options) would be set aside and retained by Holdings as the Aggregate Unvested Dividend Equivalent Amount. Thereafter, if during the next fiscal year no further dividend is declared, but each Optionee has 10 more shares vest, each Optionee would be entitled to a dividend equivalent payment equal to $100. In this example, the Current Payable Amount would be equal to $200 (1000 x 20/100), each Optionee’s Optionee’s Payment Proportion would be equal to  1⁄2 (10/20) and the Aggregate Unvested Dividend Equivalent Amount would be $800 which shall remain set aside and retained for future payment in accordance with this Section 7.1(b). ”

(c)    In no event shall a cash dividend equivalent payment or right be tied to or otherwise dependent upon the exercise of an Option.

Section 7.2    Taxes

Dividend equivalent payments made in accordance with Section 7.1 hereof shall be subject to withholding of all applicable taxes.

Section 7.3    Section 409A

The dividend equivalent payments made in accordance with Section 7.1 hereof are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any dividend equivalent payments may be subject to Section 409A of the Code, the Committee may adopt such amendments to the Plan or take any other actions that the Committee determines are necessary or appropriate to (i) exempt such dividend equivalent payment from Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code and thereby avoid the application of penalty taxes thereunder. To the extent that any dividend equivalent payments are deemed to be subject to Section 409A of the Code, the Plan will be interpreted to comply with Section 409A of the Code and the Department of Treasury Regulations and other interpretive guidance issued thereunder.

ARTICLE VIII.

OTHER PROVISIONS

Section 8.1    Changes in Common Stock, Disposition of Assets and Corporate Events

(a)    Subject to Section 8.1(e), upon the occurrence of a “corporate transaction” (as defined in the regulations promulgated under Sections 409A and 424 of the Code) that includes the issuance of Common Stock for less than the Fair Market Value determined in accordance with Section 4.3(b) hereof or the issuance of securities providing the right to acquire Common Stock for less than Fair Market Value as so determined, without a proportionate adjustment to the number and kind of shares of Common Stock subject to outstanding Options or the exercise price of outstanding Options, then the Committee shall, in compliance with Section 422 and Section 409A of the Code, adjust any or all of the following in order to ensure that the Optionholders and the Options are not disproportionately affected by such corporate transaction:

(i)    The number and kind of shares of Common Stock (or other securities or property) with respect to which Options may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued);

(ii)    The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options; and

(iii)    The exercise price with respect to any Option.

(b)    Subject to Section 8.1(e), in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the capital stock or assets of Holdings or any of its Subsidiaries, exchange of Common Stock or other securities of Holdings or any of its Subsidiaries, issuance of warrants or other rights to purchase Common Stock or other securities of Holdings or any of its Subsidiaries, the acquisition or disposition of any material assets or business or other similar corporate transaction or event, in the Committee’s sole discretion, is not a Liquidity Event or a “corporate transaction” but affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Committee shall, in such manner as it may deem equitable and in compliance with Section 422 and Section 409A of the Code, adjust any or all of:

(i)    The number and kind of shares of Common Stock (or other securities or property) with respect to which Options may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued);

(ii)    The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options;

(iii)    The exercise price with respect to any Option; and

(iv)    The financial or other “targets” specified in each Stock Option Agreement for determining the exercisability of Options.

(c)    Subject to Section 8.1(e) and the terms of outstanding Options, upon the occurrence of a Corporate Event that is not a Liquidity Event or a “corporate transaction”, the Committee, in its sole discretion, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option under this Plan, to facilitate such Corporate Event or to give effect to such changes in laws, regulations or principles:

(i)    In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the applicable Stock Option Agreement or by action taken prior to the occurrence of such Corporate Event and either automatically or upon the Optionee’s request, for either the purchase of any such Option for an amount of cash, securities, or other property equal to the amount that could have been attained upon the exercise of the vested portion of such Option (and such additional portion of the Option as the Committee may determine) immediately prior to the occurrence of such transaction or event, or the replacement of such vested (and other) portion of such Option with other rights or property selected by the Committee in its sole discretion;

(ii)    In its sole discretion, the Committee may provide, either by the terms of the applicable Stock Option Agreement or by action taken prior to the occurrence of such Corporate Event, that the Option (or any portion thereof) will terminate upon the occurrence of such event and cannot be exercised after such event;

(iii)    In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the applicable Stock Option Agreement or by action taken prior to the occurrence of such Corporate Event, that for a specified period of time prior to such Corporate Event, such Option shall be exercisable as to all shares covered thereby or a specified portion of such shares, notwithstanding anything to the contrary in (A) Section 4.2; or (B) the provisions of the applicable Stock Option Agreement;

(iv)    In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the applicable Stock Option Agreement or by action taken prior to the occurrence of such Corporate Event, that upon such event, such Option (or any portion thereof) be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(v)    In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options (or any portion thereof) and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding Options and Options which may be granted in the future.

(d)    Subject to Section 8.1(e), the Committee may, in its sole discretion, include such further provisions and limitations in any Stock Option Agreement as it may deem equitable and in the best interests of Holdings and its Subsidiaries.

(e)    No adjustment or action described in this Section 8.1 or in any other provision of the Plan shall be authorized to the extent (i) that such adjustment or action would cause the Plan or an Option to violate Section 409A of the Code or any successor provisions thereto or, if the Option is an Incentive Stock Option, Section 422 of the Code or (ii) that the rights of an Optionee under this Plan and the Options shall be adversely impaired without the Optionee’s written consent.

Section 8.2    Options Not Transferable

No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 8.2 shall prevent transfers by will or by the applicable laws of descent and distribution.

Section 8.3    Amendment, Suspension or Termination of the Plan

The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee. However, without stockholder approval within 12 months before or after such action no action of the Committee may, except as provided in Section 8.1, increase any limit imposed in Section 2.1 on the maximum number of shares which may be issued on exercise of Options, reduce the minimum Option price requirements of Section 4.3(a), or extend the limit imposed in this Section 8.3 on the period during which options may be granted. Except as provided by Section 8.1, neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the expiration of ten years from the date the Plan is adopted by the Committee.

Section 8.4    Effect of Plan Upon Other Option and Compensation Plans

The adoption of this Plan shall not affect any other compensation or incentive plans in effect for Holdings or any of its Subsidiaries. Nothing in this Plan shall be construed to limit the right of Holdings or any of its Subsidiaries (a) to establish any other forms of incentives or compensation for directors, consultants or employees of Holdings or any of its Subsidiaries; or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

Section 8.5    At-Will Employment

Nothing in the Plan or any Stock Option Agreement hereunder shall confer upon the Optionee any right to continue in the employ of or as Consultant for, Holdings or any of its Subsidiaries, or as a director of Holdings or any of its Subsidiaries, or shall interfere with or restrict in any way the rights of Holdings and any of its Subsidiaries, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Optionee and Holdings or a Subsidiary of Holdings.

Section 8.6    Stockholder Approval

This Plan will be submitted for the approval of Holdings’ stockholders within twelve months after the date of the Committee’s initial adoption of this Plan. No Option may be exercised to any extent by anyone unless and until the Plan is so approved by the stockholders, and if such approval has not been obtained by the end of said twelve-month period, the Plan and all Options theretofore granted shall thereupon be canceled and become null and void. Holdings and its Subsidiaries shall use their best efforts to prepare and deliver to its stockholders the disclosure required by Section 280G(b)(5)(B) of the Code with respect to the Payments and to obtain the approval of Holdings’ stockholders in accordance with Section 280G(b)(5)(B) of the Code and the 280G Regulations.

Section 8.7    Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

Section 8.8    Conformity to Securities Laws and Code Section 409A

The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder to the extent Holdings or any Optionee is subject to the provisions thereof. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

The Plan and any Stock Option Agreement are intended to be administered and operated in compliance with Sections 409A of the Code and each shall be interpreted in a manner consistent with such intent.

Section 8.9    Governing Law

To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the state of Delaware.

Section 8.10    Severability

In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

FORM OF

NON-QUALIFIED STOCK OPTION AGREEMENT

OF

THE SECOND AMENDED AND RESTATED

STOCK OPTION PLAN OF

ZEKELMAN INDUSTRIES, INC. fka

JMC STEEL GROUP, INC.

THIS AGREEMENT (the “Agreement”), dated [    ] (the “Date of Grant”), is made by and among Zekelman Industries, Inc., a Delaware corporation formerly known as JMC Steel Group, Inc. and DBO Holdings, Inc. (“Holdings”), and [            ], an employee, consultant or director of Holdings or one of its Subsidiaries (as defined herein), hereinafter referred to as the “Optionee.”

WHEREAS, Holdings wishes to afford the Optionee the opportunity to purchase shares of its non-voting common stock, par value $0.01 per share (“Common Stock”); and

WHEREAS, Holdings wishes to carry out the Second Amended and Restated Stock Option Plan of Zekelman Industries, Inc. fka JMC Steel Group, Inc. (the “Plan”) (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

WHEREAS, the Compensation Committee of the Board, which has been appointed to administer the Plan pursuant to Section 6.1 of the Plan (the “Committee”), has determined that it would be to the advantage and best interest of Holdings and its shareholders to grant the Non-Qualified Stock Option provided for herein to the Optionee as an inducement to enter into or remain in the service of Holdings or one of its Subsidiaries and as an incentive for increased efforts during such service, and has advised Holdings thereof and instructed the undersigned officers to issue said Option; and

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan. The singular pronoun shall include the plural, where the context so indicates.

Section 1.1    280G Regulations

“280G Regulations” means the final regulations promulgated under Section 280G of the Code.

Section 1.2    Affiliate

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act.

Section 1.3    Applicable Year

“Applicable Year” shall mean each fiscal year ending [                ] through [                ].

Section 1.4    Board

“Board” shall mean the Board of Directors of Holdings.

[Section 1.5    Cash Flow; Cumulative Cash Flow

“Cash Flow” for a given period shall mean: (a) EBITDA for such period minus (b) the sum, without duplication, of the amounts for such period of (i) consolidated capital expenditures, (ii) consolidated interest expense, (iii) the provision for current taxes based on income of Holdings and its Subsidiaries and payable in cash with respect to such period, (iv) to the extent representing a cash expense during such period, extraordinary and unusual expenses and income or loss attributable to equity in Affiliates, and (v) the amount of any change in Net Working Capital for such period plus (c) all compensation and other payments made during such period to (x) any Principal Stockholder or their respective Affiliates or (y) Holdings’ Executive Chairman or any of his Affiliates, other than any payments made under the Employment Agreement between Holdings or its Subsidiaries and Barry Zekelman. “Cumulative Cash Flow” as of a given date shall mean the total Cash Flow from [                            ] through such date.]

Section 1.6    Cause

(a)    “Cause” shall mean,

(i)    the Committee’s determination that the Optionee failed to substantially perform his duties (other than any such failure resulting from the Optionee’s disability) which is not remedied within ten days after receipt of written notice from Holdings or any of its Subsidiaries specifying such failure;

(ii)    the Committee’s determination that the Optionee failed to carry out, or comply with any lawful and reasonable directive of the Board or the Optionee’s immediate supervisor, which is not remedied within ten days after receipt of written notice from Holdings or any of its Subsidiaries specifying such failure;

(iii)    the Optionee’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude or conviction, discharge or conditional discharge of an indictable offense;

(iv)    the Optionee’s unlawful use (including being under the influence) or possession of illegal drugs on Holdings’ or any of its Subsidiary’s premises or while performing the Optionee’s duties and responsibilities; or

(v)    the Optionee’s commission of a material act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against Holdings or any of its Subsidiaries;

(b)    Notwithstanding subsection (a), if the Optionee is a party to an employment agreement with Holdings or any of its Subsidiaries, then “Cause” shall be defined in the applicable employment agreement.

Section 1.7    Code

“Code” shall mean the Internal Revenue Code of 1986, as amended.

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Section 1.8    Committee

“Committee” shall have the meaning set forth in the Recitals hereto.

Section 1.9    Common Stock

“Common Stock” shall have the meaning set forth in the Recitals hereto.

[Section 1.10    EBITDA

“EBITDA” for a given period shall mean consolidated earnings before interest, taxes, depreciation, and amortization of Holdings and its consolidated Subsidiaries less bonuses paid or accrued with respect to the Applicable Year as reflected on Holdings’ audited consolidated financial statements for such period.]

Section 1.11    Exercise Price

“Exercise Price” shall have the meaning set forth in Section 2.3 hereto.

Section 1.12    Fair Market Value

“Fair Market Value” of the Common Stock shall be determined by the Committee as follows:

(a)    if the Common Stock is listed on one or more National Securities Exchanges (within the meaning of the Exchange Act), each share of Common Stock shall be valued at the average closing price of a share of such class of Common Stock on the principal exchange on which the shares are then trading, on the twenty trading days immediately preceding such date; or

(b)    if the class of Common Stock is not publicly traded on a National Securities Exchange and is not quoted on the NASDAQ Stock Market or a successor quotation system, the Fair Market Value of the Common Stock shall be determined in good faith by the Committee by a reasonable application of a reasonable valuation method.

Section 1.13    Holdings

“Holdings” shall have the meaning set forth in the Recitals hereto.

Section 1.14    Liquidity Event

“Liquidity Event” shall mean the consummation of (a) the sale, transfer, conveyance, merger redemption or repurchase or other disposition in one or a series of related transactions of the equity securities of Holdings or its successor held by the Principal Stockholder(s) in exchange for currency or other value such that immediately following such transaction (or transactions) the value (at original cost) of all equity securities held by all of the Principal Stockholder(s) is in the aggregate less than 50% of the equity securities (at original cost) held by the Principal Stockholder(s) as of June 22, 2011, (b) any one or series of related transactions that results in any Person and its Affiliates (other than the Principal Stockholder(s) and/or its Affiliates) owning 50% or more of the combined voting power held in Holdings, or (c) the sale, transfer, conveyance or other disposition in one or a series of related transactions of substantially all of the assets of Holdings and its Subsidiaries, taken as a whole, to any Person and its Affiliates (other than the Principal Stockholder(s) and/or its Affiliates).

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[Section 1.15    Net Working Capital

“Net Working Capital” shall mean (a) total current assets less cash and cash equivalents minus (b) total current liabilities less the sum, without duplication, of (i) current portion of long-term debt and (ii) dividends payable.]

Section 1.16    Option

“Option” shall mean the Non-Qualified Stock Option to purchase Common Stock granted under this Agreement.

[Section 1.17    Performance Vesting Portion

“Performance Vesting Portion” shall mean that portion of the Option exercisable for 50 percent of the shares of Common Stock covered by the Option, as determined on the Date of Grant.]

Section 1.18    Person

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

Section 1.19    Plan

“Plan” shall have the meaning set forth in the Recitals hereto.

Section 1.20    Principal Stockholder(s)

“Principal Stockholder(s)” shall mean 1156676 Ontario Ltd., Barry Zekelman, Alan Zekelman or Clayton Zekelman, or any of their respective Affiliates to which (a) 1156676 Ontario Ltd., Barry Zekelman, Alan Zekelman or Clayton Zekelman or any other Person transfers Common Stock or (b) Holdings issues Common Stock.

Section 1.21    Stockholders Agreement

“Stockholders Agreement” shall mean that certain agreement by and between the Optionee and Holdings which contains certain restrictions and limitations applicable to the shares of Common Stock acquired upon Option exercise to other shares of Common Stock, if any, held by the Optionee during the term of such agreement. A form of the current Stockholders Agreement is attached hereto as Exhibit A. If the Optionee is not a party to a Stockholders Agreement at the time of exercise of the Option (or any portion thereof), the exercise of the Option shall be subject to the condition that the Optionee enter into a Stockholders Agreement with Holdings.

Section 1.22    Subsidiary

“Subsidiary” of any entity shall mean any corporation in an unbroken chain of corporations beginning with such entity if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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[Section 1.23    Time Vesting Portion

“Time Vesting Portion” shall mean that portion of the Option exercisable for 50 percent of the shares of Common Stock covered by the Option, as determined on the Date of Grant.]

ARTICLE II.

GRANT OF OPTION

Section 2.1    Grant of Option

In consideration of the Optionee’s agreement to remain in the employ of Holdings or one of its Subsidiaries and for other good and valuable consideration, as of the date hereof Holdings irrevocably grants to the Optionee the Option to purchase any part or all of an aggregate of [            ] shares of Common Stock upon the terms and conditions set forth in the Plan and this Agreement. The Optionee hereby agrees that (i) he or she will not disclose, except as required by law, to any Person other than the Optionee’s personal attorney, the Optionee’s personal financial advisor or the Optionee’s spouse (if any), the grant of the Option or any of the terms or provisions hereof without the prior approval of the Committee, and (ii) during his or her employment with Holdings or any of its Subsidiaries and during the 12-month period following the Optionee’s Termination of Employment, the Optionee shall not, directly or indirectly, recruit or otherwise solicit or induce any employee, customer, subscriber or supplier of Holdings or any of its Subsidiaries to (A) terminate its employment or arrangement with Holdings or any of its Subsidiaries, (B) otherwise change its relationship with Holdings or any of its Subsidiaries or (C) establish any relationship with the Optionee or any of his or her affiliates for any business purpose competitive with the business of Holdings and any of its Subsidiaries; provided, however, that if the Optionee is a party to an employment agreement with Holdings or any of its Subsidiaries that includes non-solicitation provisions, this clause (ii) shall not apply and shall be superseded by such nonsolicitation provisions set forth in the employment agreement. The Optionee further agrees that, in the discretion of the Committee, the Option shall terminate and any unexercised portion of such Option (whether or not then exercisable) shall be forfeited if the Optionee violates any of the provisions of this Section 2.1.

Section 2.2    Option Subject to Plan

The Option granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Article V and Sections 8.1, 8.2 and 8.3 thereof.

Section 2.3    Option Price

The purchase price of the shares of Common Stock covered by the Option shall be [                ] per share (the “Exercise Price”).

ARTICLE III.

EXERCISABILITY

Section 3.1    Commencement of Exercisability

(a)    Subject to subsection (e) and Section 3.3, the Time Vesting Portion shall become exercisable in the following installments, provided that the Optionee remains continuously employed in active service by Holdings or any of its Subsidiaries from the date of grant through such date:

[time vesting schedule]

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[(b)    Subject to subsection (e) and Section 3.3 and as determined pursuant to subsection (e), the amount of the Performance Vesting Portion that is exercisable following the end of each Applicable Year shall equal the product of (i) the Performance Vesting Portion, multiplied by (ii) the quotient of the Cumulative Cash Flow as of the end of such Applicable Year divided by $600 million. For the avoidance of doubt, in no event shall more than 100% of the Performance Vesting Portion become exercisable.]

(c)    Notwithstanding the foregoing provisions of this Section 3.1, but subject to subsection (e), upon the occurrence of the first Liquidity Event, the Time Vesting Portion of the Option that has not already become exercisable pursuant to Section 3.1(a) shall, immediately prior to the effective date of such Liquidity Event, automatically become exercisable in full.

[(d)    The Committee shall make the determination as to the amount of Cash Flow and Cumulative Cash Flow for each fiscal year and shall determine the extent, if any, to which the Performance Vesting Portion of the Option has become exercisable, on any such date as the Committee in its sole discretion shall determine; provided, however, that with respect to each fiscal year such date shall not be later than the 90th day following the end of such fiscal year.]

(e)    No portion of the Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

Section 3.2    Duration of Exercisability

The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable.

Section 3.3    Expiration of Option

(a)    The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(i)    The expiration of ten years from the date all of the shares covered by the Option become exercisable;

(ii)    Except as the Committee may otherwise approve, ninety days following the date of the Optionee’s Termination of Employment for any reason other than Cause, death or disability or the Optionee’s Termination of Consultancy;

(iii)    Except as the Committee may otherwise approve, the date of the Optionee’s Termination of Employment by reason of termination by Holdings or any of its Subsidiaries for Cause;

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(iv)    Except as the Committee may otherwise approve, twelve months following the Optionee’s Termination of Employment by reason of death or disability (within the meaning of Section 22(e)(3) of the Code); or

(v)    Except as the Committee may otherwise approve, the occurrence of a Liquidity Event, provided that any portion of the Option, which is exercisable as of the occurrence of the Liquidity Event, may be exercised concurrently therewith.

(b)    If pursuant to the terms of the Stockholders Agreement, Holdings has a right to repurchase the Optionee’s shares of Common Stock, Holdings may exercise such call right regardless of whether the Optionee continues to have a right to exercise the Option under Section 3.3(a).

(c)    Except as limited by the requirements of Section 422 or 409A of the Code, the Committee may extend the term of any outstanding Option, or make an otherwise unexercisable Option exercisable, in connection with any Termination of Employment, Termination of Consultancy or Termination of Directorship, or amend any other term or condition of such Option relating to such termination.

Section 3.4    Partial Exercise

Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable; provided, however, that each partial exercise shall be for whole shares only.

Section 3.5    Exercise of Option

The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan, including, without limitation, the provisions of Article V of the Plan. Unless otherwise determined by the Committee, the Optionee must provide Holdings (or its delegate) with 30 days notice prior to his or her intent to exercise the Option (in such form as Holdings (or its delegate) will determine) or such other amount of time as the Committee determines necessary in order for Holdings to comply with applicable securities law. After this notice period, to exercise an option, the Participant must provide written notice of exercise to Holdings (or its delegate) in accordance with the Plan and this Agreement.

Section 3.6    Exercise by Net Issuance

Except to the extent limited by any financing agreements to which Holdings or Subsidiaries are a party, at the election of the Optionee made upon exercise of the Option, in lieu of the Optionee being required to pay the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees in cash or cash equivalents, Holdings shall deliver to the Optionee a lesser number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the amount by which the Fair Market Value of all shares of Common Stock issuable upon the exercise of the entire Option exceeds the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees.

ARTICLE IV.

OTHER PROVISIONS

Section 4.1    Not a Contract of Employment

Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of Holdings or any of its Subsidiaries or shall interfere with or restrict in any way the rights of

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Holdings or any of its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause except pursuant to an employment agreement executed by and between Holdings or any of its Subsidiaries and the Optionee and approved by the Board.

Section 4.2    Shares Subject to Plan and Stockholders Agreement

The Optionee acknowledges that any shares acquired upon exercise of the Option are subject to the terms of the Plan and the Stockholders Agreement including without limitation, the restrictions set forth in Section 5.6 of the Plan.

Section 4.3    Construction

This Agreement shall be administered, interpreted and enforced under the laws of the state of Delaware.

Section 4.4    Conformity to Securities Laws and Code Section 409A

The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3.

Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

The Optionee acknowledges that the Plan and this Agreement are intended to be administered and operated in compliance with Sections 409A of the Code and that each shall be interpreted in a manner consistent with such intent.

Section 4.5    Stockholder Approval

Holdings and its Subsidiaries shall use their best efforts to prepare and deliver to its stockholders the disclosure required by Section 280G(b)(5)(B) of the Code with respect to the Payments and to obtain the approval of Holdings’ stockholders in accordance with Section 280G(b)(5)(B) of the Code and the 280G Regulations.

Section 4.6    Amendment, Suspension and Termination

The Option may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee, provided that, except as provided by Section 8.1 of the Plan, neither the amendment, suspension nor termination of this Agreement shall, without the consent of the Optionee, alter or impair any rights or obligations under the Option.

[Signature Page to Follow]

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

Zekelman Industries, Inc. fka JMC Steel Group, Inc.

By:
Name:
Title

[ ]

Address

Optionee’s Taxpayer Identification Number

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